SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                       INDUSTRIAL ACOUSTICS COMPANY, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         Common Stock, par value $.10

     2)  Aggregate number of securities to which transaction applies:  627,307

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $11.00

     4)  Proposed maximum aggregate value of transaction: $6,900,377

     5)  Total fee paid:  $1,380

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:

     2)     Form, Schedule or Registration Statement No.:

     3)     Filing Party:

     4)     Date Filed:











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




                                                     Preliminary Proxy Statement
                                                             dated June 12, 1998


                       INDUSTRIAL ACOUSTICS COMPANY, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                     , 1998


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of INDUSTRIAL ACOUSTICS COMPANY, INC. will be held at the offices of the Company, 1160 Commerce Avenue, Bronx, New York on , 1998 at 10:00 a.m., New York time, for the following purposes:

     (1) to consider and vote upon a proposal to adopt an Agreement and Plan of Merger pursuant to which (a) IAC Holdings Corp. ("Holdings"), a Delaware corporation, will be merged with and into Industrial Acoustics Company, Inc. (the "Company"), a New York corporation, and
          (b) each outstanding share of common stock of the Company ("Common Stock") owned by Holdings will be cancelled and each outstanding share of Common Stock owned by shareholders other than Holdings will be converted into the right to receive $11.00 per share in cash and the outstanding Shares of Holdings will be converted into new shares of the Common Stock; and

     (2) to transact such other business as may properly come before the meeting and at any postponements or adjournments thereof.

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on June 8, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof.

If you cannot be present in person please complete, date, sign, and return the accompanying Proxy without delay. A business reply envelope which does not require any postage, if mailed in the United States, is enclosed for your convenience.

Dated:              , 1998

                                   By order of the Board of Directors

                                   INDUSTRIAL ACOUSTICS COMPANY, INC.



                                   Robert N. Bertrand
                                   Secretary












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



                                                     Preliminary Proxy Statement
                                                             dated June 12, 1998



                       INDUSTRIAL ACOUSTICS COMPANY, INC.
                              1160 COMMERCE AVENUE
                              BRONX, NEW YORK 10462


                              --------------------

                                 PROXY STATEMENT
                              --------------------


                     ---------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS



                                     , 1998


                     ---------------------------------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Introduction and Summary

     Place; Record Date; Quorum; Solicitation. This Proxy Statement is furnished in connection with the solicitation by Industrial Acoustics Company, Inc., a New York corporation (the "Company") for use at a special meeting (the "Meeting") of the Company's shareholders (the "Shareholders") to be held on , 1998 at 10:00 a.m. at the Company's principal executive offices located at 1160 Commerce Avenue, Bronx, New York, 10462, and at any postponements or adjournments thereof. The approximate date on which a definitive Proxy Statement and the
accompanying proxy will first be mailed to shareholders is           , 1998.

     Only Shareholders of record at the close of business on June 8, 1998 (the "Record Date"), will be entitled to vote at the Meeting. On that date, there were 2,981,211 shares of the Common Stock of the Company, par value $.10 (the "Common Stock") outstanding and entitled to vote at the Meeting held by approximately 600 shareholders of rec-ord. Based on a statement filed by IAC Holdings Corp. ("Holdings") (a holding company whose principal assets consist of Common Stock of the Company and whose principal executive offices are located at 100 First Stamford Place, Stamford, Connecticut 06902), on Schedule 13D, the Company believes that Holdings owns 2,353,904 shares of Common Stock, representing approximately 79% of the outstanding shares of Common Stock. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the meeting.

     Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions thereon. Each proxy granted may be revoked by a Shareholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Meeting in person and so requests. Attendance at the Meeting will not in itself constitute revocation of the proxy.

     The Company will bear the cost of soliciting proxies in the form enclosed. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, or by employees of the Company, without additional compensation for such services. The Company may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     Purpose; Merger Agreement. At the Meeting, Shareholders will consider and vote upon a proposal to adopt an Agreement and Plan of Merger dated as of May 20, 1998 (the "Merger Agreement") between the Company and Holdings. The Merger Agreement provides, subject to the approval of Shareholders at the Meeting, for the merger of Holdings with and into the Company, with the Company being the surviving corporation (the "Merger"). Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock. Since Holdings owns approximately 79% of the Common Stock, adoption of the Merger Agreement is assured if Holdings votes in its favor. Holdings has indicated its intention to vote in favor of the Merger. Pursuant to the Merger Agreement, each outstanding share of Common Stock (other than Common Stock held by the Company as treasury stock and Common Stock held by Holdings), will be converted into the right to receive $11.00 per share in cash (the

"Merger Consideration"). Outstanding shares of common stock of Holdings will be converted into the right to receive newly issued shares of common stock of the Company. See "The Merger Agreement." A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A.

     Since the Common Stock is designated as a national market system security on the Nasdaq National Market, pursuant to Section 910 of the New York Business Corporation Law (the "BCL"), appraisal rights will not be available to shareholders of the Company. Accordingly, although a Shareholder who objects to the Merger may vote against its adoption, since Holdings has indicated that it will vote in favor of the Merger, the approval by Shareholders is assured and an objecting Shareholder's available alternative may be limited to selling the Shareholder's Common Stock before the Merger takes place.

     The Merger Agreement provides that as a condition to consummation of the Merger, Holdings obtain the funds necessary to pay the Merger Consideration. The Company has been informed by Holdings that Holdings will amend its existing loan agreement with International Mezzanine Capital, B.V. ("IMC"), an affiliate of Holdings, dated as of March 19, 1998 to permit Holdings to borrow funds sufficient to pay all or a portion of the Merger Consideration and that the balance of the Merger Consideration (if any) will be made available to Holdings by way of a capital contribution by Holdings' sole shareholder, International Mezzanine Investment, N.V. ("IMI"). The aggregate amount of the Merger Consideration to be paid to the Company's Shareholders is expected to be $6,900,377.

     Recent Stock Prices. On June 1, 1998, the high and low bid prices for the Common Stock as reported on the Nasdaq National Market were 10 and 9 1/2, respectively, and the last reported sale price was 9 15/16 per share. The last reported trade of the Common Stock prior to the announcement of the Merger took place on May 13, 1998 at a price of $9.25. See "Stock Prices and Suspension of Dividends."

     Recommendation of the Board of Directors. The Board of Directors of the Company has determined that the Merger Agreement is fair to, and in the best interests of, the Company and its Shareholders and has unanimously approved and adopted the Merger Agreement. See "Special Factors -- Acquisition; Purpose of the Merger; Fairness Factors."

     Certain Results of the Merger. As a result of the Merger, Shareholders of the Company will no longer have any continuing interest in the Company, the Company's Common Stock will no longer be traded on the Nasdaq National Market and the registration of the Company's Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's reporting obligations thereunder will be terminated. After giving effect to the Merger, IMI, the sole shareholder of Holdings, will be the sole shareholder of the Company.



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

     Interests of Certain Persons in the Merger. Messrs. Maarten D. Hemsley, Robert M. Davies and Robert N. Haidinger (Directors of the Company) are directors of Holdings. Messrs. James A. Read and Martin Dineen (Directors of the Company) are officers and directors of Holdings. Mr. Haidinger is the president of a company in which IMI, the sole shareholder of Holdings, has a substantial interest. See "Interests of Certain Persons in the Merger; Conflicts of Interest."

     Exchange of Certificates. If the Merger is consummated, the Company will send instructions to Shareholders regarding the surrender of stock certificates. SHAREHOLDERS SHOULD NOT SUBMIT ANY STOCK CERTIFICATES AT THE PRESENT TIME.

     Effective Time of the Merger. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of New York (the "Effective Time"). The filing will occur after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived. The Company and Holdings anticipate that the Merger will be consummated as promptly as practicable following the Meeting.

     Conditions to Consummation of the Merger. The respective obligations of the Company and Holdings to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions, among others: (i) adoption of the Merger Agreement by the holders of the Company's Common Stock; (ii) the absence of any statute, rule, injunction or order that would prevent consummation of the Merger; (iii) the receipt of all required authorizations, consents and approvals; (iv) Holdings having obtained funds or arranged financing sufficient to pay the Merger Consideration and (v) the performance of and compliance with all agreements and obligations of the parties under the Merger Agreement.

     Termination of the Merger Agreement. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the Board of Directors of the Company or by Holdings. See "The Merger Agreement -- Termination."

Special Factors

     Acquisition; Purpose of the Merger; Fairness Factors. On March 19, 1998, Holdings became the owner of 2,353,904 shares of the Common Stock, or approximately 79% of the issued and outstanding shares of the Common Stock of the Company. Holdings acquired 1,914,429 of such shares from Martin Hirschorn, the Company's founder and, until May 1998, its Chief Executive Officer, and 439,475 of such shares from certain other management and institutional shareholders, in each case for $11.00 per share. On March 19, 1998, Messrs. John
M. Handley, Michael W. Hirschorn, Arnold W. Kanarek and Jorgen Svendsen resigned from the Board of Directors of the Company and on March 20, 1998 the remaining Directors appointed Messrs. Robert M. Davies, Martin Dineen, Robert

Haidinger, Maarten D. Hemsley and James A. Read as Directors of the Company. See "-- Background of Change of Control."

     The Board of Directors, after Holdings' acquisition of shares of the Common Stock, considered the position, prospects and future of the Company generally and as a company with public shareholders specifically and discussed such matters with representatives of Holdings. For the reasons discussed below, the Board of Directors concluded that it was not in the interests of the Company or its Shareholders to remain a company with public shareholders and that the Merger would be both fair and in the best interests of the Company and all of its Shareholders. Accordingly, the Board of Directors, which includes Martin Hirschorn and Frederic M. Oran (the Company's Chief Executive Officer since May
1998), both of whom previously sold all the shares in the Company that they owned to Holdings at a price of $11.00 per share, unanimously approved the Merger Agreement on May 20, 1998. The Company and Holdings entered into the Merger Agreement on May 20, 1998. In approving the Merger Agreement and reaching its conclusions as to the fairness of Merger, the Board of Directors considered the following factors in particular:

          1. providing Shareholders with an opportunity to dispose of their shares at the same price as that obtained from Holdings by the Company's founder, management and certain institutional holders and at a premium to the recent market price; 2. a limited market for the Company's Common Stock for several years and the resulting limited ability of Shareholders to realize on their investment in the Company; 3. the ongoing cost to the Company of regulatory compliance as a public company without the benefit of having a ready market for its securities; 4. greater operating flexibility in the management of the business to remedy recent adverse operating results; and 5. disappointing results of operations which, as a result of the Company's public status, become available to competitors.

     Equivalent Price; Premium Over Market Price. In transactions with Holdings, the founder and former Chief Executive Officer of the Company, Martin Hirschorn, Frederic M. Oran, and other members of management and certain institutional holders were able to receive $11.00 per share on their investment. This price was negotiated on an arms-length basis between these unaffiliated parties after giving effect to the recent trading range for the Common Stock and the Company's financial position and prospects. See "-- Background of Change of Control." In considering the fairness of the Merger, the Board of Directors gave particular weight to this factor.

     The average market price of the Common Stock for the period from March 19, 1998 (the date Holdings acquired its interest in the Company) to May 20, 1998 (the date the Merger Agreement was executed) was $9.71. The last reported trade of the Common Stock during that period took place on May 13, 1998 at a price of $9.25. The Merger Consideration of $11.00 per share represents a premium of 19% to such last reported trade. See "Stock Prices and Suspension of Dividends."

     Limited Trading Market. For several years there has a been a limited market for the Company's Common Stock on the NASDAQ system. There are currently only two market makers for the Common Stock.

     At June 8, 1998, the Company had approximately 600 holders of 627,307 shares of Common Stock, excluding shares held by Holdings. The Company understands that during the twelve months ended March 31, 1998, there were only 111 trades of the Common Stock involving an aggregate of 138,618 shares of its Common Stock.

     Cost of Regulatory Compliance. The Company estimates that it spends approximately $160,000 on an annual basis on costs solely related to being a publicly-held entity, including legal, accounting, insurance, printing and mailing costs. Given the ongoing costs associated with remaining a public company without the benefit of having a ready market for its securities, combined with the other factors considered by the Board of Directors, the Board of Directors determined that private ownership of the Company is the most effective way to improve its financial performance.

     Operating Flexibility. The Board is of the opinion that the Merger would enable management to concentrate their efforts on reversing the Company's operating losses and improving long-term growth of its businesses and to make business decisions and acquisitions free from the constraints of public ownership, which the Board of Directors believes often places undue emphasis on short-term considerations. The Board of Directors believes that the short-term effect of such restructuring efforts on the future market value of Common Stock may be negative. The Board therefore believes that prospects for achieving the necessary business turnaround would improve if it were no longer a public company.

     Competitive Disadvantages. As a consequence of its publicly-held status, the Company is required to file and make public detailed and periodic reports about its operations and its financial status. The Company's detailed financial reports disclose to the public (including the Company's competitors, customers, suppliers and employee labor unions) operating losses which may be used to the detriment of the Company by its competitors and in negotiations and dealings with others. Certain of the Company's competitors are privately-owned companies, not required to disclose publicly such sensitive financial details of their operations. At the same time, competitors have the advantage of examining the Company's financial statements. Those of the Company's competitors which are publicly-held are either significantly larger, and engaged in a broader spectrum of activities, or are subsidiaries of larger, diversified public companies whose financial information is disclosed on a consolidated basis with other lines of business. As to such competitors, required financial disclosures do not reveal detailed information regarding the operations of those components directly competitive with the Company. The Board of Directors believes that private ownership of the Company would not only eliminate the requirement to disclose results of operations but, as discussed above, would also provide management of the Company with the operating flexibility to focus on and improve the Company's results of operations on a long-term basis. The value of such flexibility cannot be quantified.

     Certain Results of Merger. As a result of the Merger, IMI will own all of the outstanding equity interests of the Company (subject to agreements to grant options in Common Stock to IAC Partners), so that IMI's interest in the Company, including its future net earnings, will increase from approximately 79% to 100% in return for the aggregate Merger Consideration of $6,900,377. According to the terms of the Merger Agreement, each share of Common Stock (except treasury shares and shares owned by Holdings) will be converted into the right to receive the Merger Consideration of $11.00 per share. As a result, the Common Stock held by existing Shareholders will no longer represent an equity interest in the Company and will no longer share in future earnings or losses of the Company, the risks associated with such earnings and losses, or the potential to realize greater value in the event that strategic acquisitions, divestitures or other extraordinary corporate transactions are pursued by the Company in the future. Neither the Company nor, to the knowledge of the Company, Holdings now has any such transactions under consideration. At March 31, 1998, the net book value of the Company was approximately $39,221,000 or $13.17 per share of Common Stock. Before giving effect to the Merger, Holdings' 79% interest had a net book value to Holdings (that is, its investment including the principal amount of the Loan but excluding transactional expenses) of approximately $25,893,000, or $11.00 per share of Common Stock. After giving effect to the Merger, Holdings will own all of the outstanding shares of Common Stock of the Company and will have made an investment, on a comparable basis, of approximately $32,793,000 or $11.00 per share of pre-Merger Common Stock. The Company reported net losses of $.58 and $.41 per share for the quarter ended March 31, 1998 and the year ended December 31, 1997, respectively, and net income of $.12 per share for the year ended December 31, 1996. The Company cannot predict when its recent operating losses may be reversed.

     Following the Merger, it is anticipated that the registration of the Common Stock under the Exchange Act will be terminated and that the Company will no longer file reports under the Exchange Act. In addition, upon consummation of the Merger, Holdings' obligation under the Loan will become an obligation of the Company's and the option held by IAC Partners to acquire 12% of the common stock of Holdings will become an option to acquire 12% of the Common Stock of the Company. See "-- Background of Change of Control."

     Federal Income Tax Considerations. The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code, and also may be a taxable transaction under applicable state, local and other tax laws. In general, a Shareholder will recognize gain or loss equal to the difference between the tax basis for the Common Stock held by such Shareholder and the amount of cash received in exchange therefor. See "Certain Federal Income Tax Consequences of the Merger."

     Board and Shareholder Approval; No Independent Opinions. The Board of Directors of the Company approved the Merger unanimously. No unaffiliated advisor to the Board, any group of Directors or the Shareholders has been retained for purposes of negotiating or reporting on the fairness of the Merger. In reaching these conclusions, the Board considered the recent completion of Holdings acquisition and its willingness to effect the Merger at the same price per share, which price Holdings and Mr. Hirchorn had negotiated at arms-length. Adoption of the Merger Agreement requires that it be approved by the holders of two-thirds of the shares of Common Stock. Given the approximately 79% interest of Holdings, the favorable vote of Holdings would assure such approval. The Merger has not been structured to require the approval of a majority of unaffiliated Shareholders.

     Background of Change of Control. In November 1997, IAC Acquisition Partners ("IAC Partners"), a partnership in which Messrs. Davies and Hemsley are partners, approached Mr. Hirschorn with a view toward arranging a purchase of Mr. Hirschorn's stock in the Company. After a lengthy due diligence investigation, IAC Partners negotiated a preliminary agreement with Mr. Hirschorn and IAC Partners approached IMI, a Netherlands Antilles company engaged in the business of investing in companies in the United States and Europe, about investing in the Company.

     IMI decided to pursue an acquisition of the Common Stock of the Company held by Mr. Hirschorn and certain other management and institutional shareholders of the Company.

     IMI organized Holdings as a wholly-owned subsidiary of IMI to effect the stock acquisition. In January 1998, Holdings entered into separate stock purchase agreements with Mr. Hirschorn and the other selling Shareholders. On March 19, 1998, Holdings and Mr. Hirschorn signed an amendment to the stock purchase agreement between them waiving certain financial conditions to closing and effecting a minor change in the number of shares being purchased. On that date, Holdings acquired 2,353,904 shares of the Common Stock of the Company, or approximately 79% of the issued and outstanding shares of the Common Stock of the Company, 1,914,429 of which were purchased from Mr. Hirschorn and 439,475 of which were purchased from the other selling Shareholders, all at a price of $11.00 per share.

     In order to effect the acquisition, Holdings received an equity contribution of approximately $10 million from IMI and an uncollaterized loan of approximately $17 million (the "Loan") from IMC, a subsidiary of IMI. Interest on the unpaid principal amount of the Loan accrues at a rate per annum equal to LIBOR (as defined in the IMC-Holdings loan agreement) plus 3.50 percent. The Loan matures on March 19, 2000. The Company has been informed by Holdings that Holdings will amend the IMC-Holdings loan agreement to allow for additional borrowings by Holdings in order to pay all or a portion of the Merger Consideration. If the Merger is consummated, the Loan, including any additional borrowings, will become an obligation of the Company and its maturity could be accelerated. No arrangements have been made to repay or refinance the Loan. IMI will make a capital contribution to Holdings in an amount sufficient to pay the balance, if any, of the Merger Consideration.

     Holdings and IAC Partners have agreed that IAC Partners would receive a due diligence and consulting fee equal to 1.5% of the total consideration paid by Holdings in the acquisition and would be granted an option to acquire 12% of the common stock of Holdings on a fully diluted basis, exercisable upon the sale by Holdings of all or a majority of its interest in the Company, at an exercise price equal to the net cost of IMI's equity investment in Holdings on a per share basis. Upon consummation of the Merger, such option would become an option to acquire 12% of the Common Stock of the Company on a fully diluted basis, exercisable upon the sale by IMI of all or a majority of its interest in the Company. Holdings and Messrs. Hemsley and Davies also expect to enter into a management agreement pursuant to which Messrs. Hemsley and Davies will agree to provide certain management services to Holdings relating to its investment in the Company, including providing the services of Messrs. Hemsley and Davies as officers or directors of the Company, if so requested.

     Immediately after the closing of the acquisition by Holdings, Messrs. Handley, Michael Hirschorn, Kanarek and Svendsen resigned from the Board of Directors of the Company and, on March 20, 1998, the remaining Directors appointed Messrs. Davies, Dineen, Haidinger, Hemsley and Read to join Mr. Hirschorn and Frederic Oran as members of the Board of Directors. On April 28, 1998, the Board of Directors accepted the resignations of Arnold Kanarek and John Handley as senior officers of the Company, which resignations became effective on May 1, 1998. Mr. Hirschorn also resigned as an executive officer of the Company but remains the Chairman of the Board of Directors. On April 28, 1998, the Board of Directors elected Frederic Oran as President and Chief Executive Officer of the Company, Robert N. Bertrand as Senior Vice President of Finance and Administration and Secretary, and Robert A. Schmidt as Senior Vice President of Marketing and Sales, all as of May 1, 1998.

Interests of Certain Persons in the Merger; Conflicts of Interest

     Messrs. Maarten D. Hemsley, Robert M. Davies and Robert N. Haidinger (Directors of the Company) are directors of Holdings. Messrs. James A. Read and Martin Dineen (Directors of the Company) are officers and directors of Holdings. Messrs. Read and Dineen are affiliated with a private management group which is the sole investment advisor to IMI, which owns 100% of the capital stock of Holdings. Mr. Haidinger is president of a company in which IMI has a substantial interest. The nature of these conflicts is such that the Directors may have an interest in the Company beyond their status as directors. Any increase in the value of the Company may benefit not only Holdings and persons



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

affiliated or associated with Holdings (including its directors), but also management and employees of the Company.

Regulatory Approvals

     The Company does not believe that any federal or state requirements must be complied with or that approval must be obtained in connection with the Merger, other than filings required pursuant to federal securities laws and the filing of the Certificate of Merger with the Secretary of State of New York and the Secretary of State of Delaware.

Certain Federal Income Tax Consequences of the Merger

     The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code, and also may be a taxable transaction under applicable state, local and other tax laws.

     In general, a Shareholder will recognize gain or loss equal to the difference between the tax basis for the Common Stock held by such stockholder and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the Common Stock in the hands of the Shareholder is a capital asset and, in the case of non-corporate Shareholders, generally will be long-term gain or loss if the holding period for the Common Stock is more than eighteen months prior to the Effective Date and mid-term gain or loss if the holding period is more than one year but not more than eighteen months prior thereto. In certain circumstances, Shareholders who are individuals may be entitled to preferential treatment for long-term and mid-term capital gains; however, the ability to offset capital losses against ordinary income is limited. If the holding period is less than one year then the gain or loss will be short term gain or loss.

     Long-term capital gains recognized by Shareholders who are individuals are taxable at a maximum rate of 20% and mid-term capital gains are taxable at a maximum rate of 28% (as compared with a maximum rate of 39.6% on ordinary income). Corporations generally are subject to tax at a maximum rate of 35% on both capital gains and ordinary income. The distinction between capital gain and ordinary income may be relevant for certain other purposes, including the taxpayer's ability to utilize capital loss carryovers to offset any gain recognized.

     If a Shareholder has long-term, mid-term and short-term capital transactions during the year, a multi-step netting process occurs. First, gains and losses within each group are netted separately. The long-term capital gains, if any, are offset by net short-term capital losses, if any. Short-term capital losses are then applied to reduce any mid-term capital gain from the 28% group. A net loss from the 20% group is used first to reduce net gain from the 28% group. A net loss in the 28% group may be used to offset gain from the 20% group.

     If the result of combining all of the Shareholder's capital gains and losses during the taxable year is a net capital gain, the full amount of such gain will be included in the Shareholder's gross income. Any net capital gain that is attributable to a particular rate group is taxed at that group's marginal tax rate. In general, if the result of combining all such capital gains and losses recognized during the taxable year is a net capital loss, a Shareholder that is a corporation may not deduct any portion of such loss, and a Shareholder that is not a corporation (such as an individual) may deduct such loss only to the extent that it does not exceed $3,000 ($1,500 in the case of a married individual filing a separate return), with the remainder available for carryover into future taxable years.

     The foregoing discussion may not be applicable to Shareholders who acquired their Common Stock pursuant to the exercise of options or other compensation arrangements or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code.

     THE FOREGOING DISCUSSION IS THE COMPANY'S INTERPRETATION OF THE TAX CONSEQUENCES OF THE MERGER AND IS BASED ON THE PROVISIONS OF THE CODE, TREASURY REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGES MAY BE APPLIED RETROACTIVELY IN A MANNER THAT COULD ADVERSELY AFFECT SHAREHOLDERS. EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS OF THE RECEIPT OF CASH FOR COMMON STOCK PURSUANT TO THE MERGER.

The Merger Agreement

     The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement. Such summary is qualified in its entirety by reference to the Merger Agreement.

     The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the BCL, at the Effective Time of the Merger, Holdings shall be merged with and into the Company, with the Company being the surviving corporation.

     The Merger Agreement provides that at the Effective Time, by virtue of the Merger and without any action on the part of Holdings, the Company or the holders of Common Stock:

          (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Common Stock owned by Holdings and Common Stock held by the Company as treasury stock) will be cancelled and will be converted automatically into the right to receive, in cash, from the Company an amount equal to $11.00 per share payable, without interest, to the holder of each such share, upon surrender of the certificate that formerly evidenced such share;

          (b) Each share of common stock of Holdings issued and outstanding immediately prior to the Effective Time will be cancelled and converted into a new share of common stock of the Company issued and outstanding, and no payment or distribution will be made with respect thereto; and

          (c) Each share of Common Stock held by Holdings or in the Company's treasury will be cancelled.

     Employees holding options under the Company's 1995 Stock Option Plan, as amended, will be entitled, under the terms of the plan, to receive the difference between the exercise price of each such option per share and $11.00 multiplied by the number of shares of Common Stock subject to such options.

     Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Merger Agreement and the transactions contemplated thereby have been approved and adopted by the affirmative vote of the holders of a two-thirds of the Company's Common Stock; (b) there is no statute, rule, injunction or order that would prevent consummation of the Merger; (c) all required authorizations, consents and approvals have been obtained; (d) Holdings having obtained funds or arranged financing sufficient to pay the Merger Consideration; and (e) all agreements and obligations of the parties under the Merger Agreement have been performed and complied with.

     Termination. The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Merger Agreement and the transactions contemplated thereby by the shareholders of the Company or by Holdings.

     Amendment and Waiver. The Merger Agreement may be amended in writing by the parties thereto or by their respective Boards of Directors at any time prior to the Effective Time. Except as otherwise provided by the Merger Agreement, any party thereto may (i) extend the time for the performance of any obligation or other act of any other party thereto, (ii) waive any inaccuracy in the representations and warranties contained therein and (iii) waive compliance with any agreement or condition contained therein.

Accounting Treatment

     The Merger wll be treated as a pooling of interests for accounting purposes.

Stock Prices and Suspension of Dividends

     The Company's Common Stock is traded over the counter on the Nasdaq National Market under the symbol IACI. As of May 29, 1998, there were approximately 600 shareholders of record. Market price ranges (high and low bid quotations) obtained from the Nasdaq Stock Market's Summary of Activity for the Common Stock for the second calendar quarter through June 1, 1998 and the first calendar quarter ended March 31, 1998 and for each quarter of the fiscal years ended December 31, 1995, 1996 and 1997 were as follows:

                                                      High       Low
     1995

     First Quarter                                    16 1/4     15
     Second Quarter                                   16         14 1/2
     Third Quarter                                    16         9 3/4
     Fourth Quarter                                   11 1/2     10

     1996

     First Quarter                                    11          9 3/4
     Second Quarter                                   11 1/2      10
     Third Quarter                                    11          9 1/2
     Fourth Quarter                                   11 1/4      8 1/2

     1997

     First Quarter                                    16          8 3/4
     Second Quarter                                   11 1/4      8
     Third Quarter                                     9 1/2      8 1/4
     Fourth Quarter                                   11 1/4      8 1/2

     1998

     First Quarter                                    11          9 7/8
     Second Quarter (through June 1, 1998)(1)         10 7/8      9 1/16

----------

1    The Merger was announced on May 20, 1998.

     The Board of Directors did not declare a dividend for the year ended December 31, 1997. A dividend of $.10 per share was paid on March 21, 1997 to shareholders of record on March 14, 1997 for the year ended December 31, 1996. A dividend of $.10 per share was paid on March 22, 1996 to shareholders of record on March 15, 1996 for the year ended December 31, 1995.


Information With Respect to Holdings and IMI

     The sole stockholder of Holdings is IMI. The address of the principal executive offices of IMI is Herengracht 424, 101713Z, Amsterdam, The Netherlands. IMI is a private company which invests in the debt and equity securities of corporations in Europe and the United States. Set forth below is certain information concerning the Directors and Executive Officers of Holdings and IMI.

Directors and Executive Officers of Holdings

Name and Business Address           Principal Occupation         Citizenship

James A. Read                       Managing Director            USA
  c/o Mezzanine Management Ltd.     Mezzanine Management Ltd
  Mansfield House                   (an investment advisor
  One Southampton Street            to IMI)
  London WC2/ROLR England

Robert M. Davies                    Merchant Banking             United Kingdom
  c/o The Menai Group LLC           Managing Director
  100 First Stamford Place          Menai Capital LLC
  6th Floor
  Stamford, Connecticut  06902

Maarten D. Hemsley                  Merchant Banking             United Kingdom
  c/o Bryanston Management Ltd.     Managing Director
  82 Powder Point Avenue            Menai Capital LLC
  Duxbury, Massachusetts  02332

Martin P. Dineen                    Vice President               USA
  c/o Mezzanine Management Ltd.     Mezzanine Management LLC
  100 First Stamford Place -
  6th Floor
  Stamford, Connecticut  06902

Robert M. Haidinger                 President, CEO               USA
  c/o JJI Lighting Group            JJI Lighting Group
  67 Holly Hill Lane
  Greenwich, Connecticut  06830

--------------------

Messrs. Read and Haidinger have been at their respective present positions for more than the last 5 years. Prior to his current employment, Mr. Davies was Vice President of Wexford Capital Corporation from 1994 to March 1997. From September 1993 to May 1994, he was Managing Director of Steinhardt Enterprises, Inc. and from 1987 to August 1993, he was Executive Vice President of the Hallwood Group Incorporated. Mr. Dineen was involved in banking with Chase Manhattan Bank from 1989 to 1995 and with Bank of Boston from 1995 to 1997. In addition to his position with Menai Capital LLC, Mr. Hemsley has been President of Bryanston Management Ltd. since 1993.

Directors and Executive Officers of IMI

Name and Business Address           Principal Occupation       Citizenship

Franz Horhager                      Investment Manager         Austria
c/o Bank Austria A/G
Am Hof 2
A-1010 Vienna, Austria

Ian Cotterill                       Investment Manager         United Kingdom
c/o HSBC Investment Bank plc
Thames Exchange
10 Queen Street Place
London EC4R 1BL

D. Thomas Abbott                    Chairman                   USA
c/o Mees Pierson Holdings, Inc.     Mees Pierson Holdings,
3 Stamford Plaza                    Inc.
301 Tresser Boulevard
Stamford, CT  06901-3239

Charles E. Symington                Vice President             USA
c/o Metropolitan Life Insurance     Metropolitan Life
  Company                           Insurance Company
43 Pippins Way
Morristown, N.J.  07960

Stephen Weber                       Director                   United Kingdom
c/o Norwich Union Life & Insurance  Norwich Union Life &
  Society                           Insurance Society
37 Surrey Street
Norwich NR1 3UZ UK

Hamish Mair                         Associate Director         United Kingdom
c/o Scottish Eastern Investment     Scottish Eastern
  Trust plc                           Investment Trust plc
Saltire Court
20 Castle Terrace
Edinburgh EH1 2ES Scotland

A. Kipp Koester                     Managing Director          USA
c/o The Northwestern Mutual Life    Northwestern Independent
  Insurance Company                 Management Company

720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202-4797

MeesPierson Trust (Curacao) N.V.    Managing Director
John B. Gorsiraweg 14               International Mezzanine     Netherlands
P.O. Box 3889                       Investment N.V.             Antilles Company
Curacao
Netherlands Antilles

Muneet Othman                       Investment Management       United Arab
Abu Dhabi Investment Authority                                  Emirates
P.O. Box 3600
Abu Dhabi, United Arab Emirates

-----------------------------

     From December 1993 to May 1995, Mr. Abbot was Chairman and Chief Executive Officer of Savin Corp. Prior to December 1993, he was President of Harvest Group, Inc. Messrs. Horhager, Cotterill, Symington, Weber, Mair and Othman have been at their respective present positions for more than the last five years. From 1993 to 1997, Mr. Koester was Vice President of Northwestern Mutual Life Insurance Company.


Expenses

     It is estimated that the following expenses will be incurred in connection with the Merger, all of which have been or will be paid by the Company:


     SEC Filing Fee..................................          $ 1,380
     Legal Fees and Expenses.........................           50,000
     Accounting Fees and Expenses....................           10,000
     Printing Expenses...............................            5,000
     Miscellaneous...................................            3,620
                                                          ------------
              Total..................................    $      70,000
                                                          ============

     In connection with the Merger, neither the Company nor Holdings anticipate incurring any appraisal, fairness opinion or solicitation fees or expenses. Proxies may be solicited by employees of the Company without additional compensation.


Independent Auditors

     Coopers & Lybrand LLP are the Company's independent auditors. Representatives of Coopers & Lybrand LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Other Matters

     The Board of Directors knows of no other matters which will be presented for consideration at the Meeting. However, if any other matter is properly brought before the Meeting, it is the intention of the persons named in the proxy forms to vote the Proxies in accordance with their best judgment.

Shareholder Proposals

     If the Merger is consummated, no public annual meetings of shareholders of the Company will be held in the future. If the Merger is not consummated, because the date of any such meeting cannot currently be determined, Shareholders will be informed (by press release or other means determined reasonable by the Company) of the date of such meeting and the date that Shareholder proposals for inclusion in the proxy material must be received by the Company, which proposals must comply with the rules and regulations of the Securities and Exchange Commission ("SEC") then in effect.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10 percent of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended December 31, 1997, and prior fiscal years, each of its executive officers, directors and persons who owns more than 10 percent of the outstanding Common Stock filed all reports required by Section 16(a).

Available Information

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports and other information may be inspected and copied or obtained by mail upon payment of the SEC's prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the New York Regional Office of the SEC, 7 World Trade Center, New York, New York 10048.

Incorporation of Certain Documents by Reference; Accompanying Documents

     The following documents or portions thereof filed by the Company with the SEC are incorporated herein by reference and are made a part hereof:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998; and

     (c)  Current Reports on Form 8-K dated March 19, 1998 and April 1, 1998.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Proxy Statement.

     Accompanying this Proxy Statement is the Company's Annual Report on Form 10-K (the "Annual Report") for the year ended December 31, 1997, as amended, which contains the following information which is specifically incorporated by reference in this Proxy Statement:

     (i)   Item 6 of the Annual Report - Selected Financial Data

     (ii) Item 7 of the Annual Report - Management's Discussion and Analysis of Financial Conditions and Results of Operations

     (iii) Item 8 of the Annual Report - Financial Statements and Supplementary Data

     (iv) Item 9 of the Annual Report - Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

     In addition, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 accompanies this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 1160 COMMERCE AVENUE, BRONX, NEW YORK 10462, ATTENTION: CHIEF FINANCIAL OFFICER. IN ORDER TO ENSURE DELIVERY OF THE
DOCUMENTS PRIOR TO THE MEETING, REQUESTS MUST BE RECEIVED BY           , 1998.

                       By order of the Board of Directors


                       INDUSTRIAL ACOUSTICS COMPANY, INC.

                                 [FORM OF PROXY]


-------------------------------------------------------------------------------
                       INDUSTRIAL ACOUSTICS COMPANY, INC.
                   1160 Commerce Avenue, Bronx, New York 10462

       Proxy Solicited on Behalf of the Board of Directors of the Company

     The undersigned hereby constitutes and appoints James A. Read and Robert M. Davies, and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of Industrial Acoustics Company, Inc. to be held at 1160 Commerce
Avenue, Bronx, New York 10462, on      , 1998 at 10:00 a.m. New York time and at
any postponements and adjournments thereof, on all matters coming before said meeting.

1.   Approval of the Agreement and Plan of Merger.

          / /   FOR

          / /   AGAINST

2. In their discretion, upon other matters as they may properly come before the meeting.

                (Continued and to be signed on the other side.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          (Continued from other side.)

You are encouraged to specify your choices by marking the appropriate box, see reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named on the reverse side as agents and proxies cannot vote your share unless you sign and return this card.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposal 1.

                          Dated_______________________________________________
                          1998

                          ----------------------------------------------------

                          ----------------------------------------------------

                          ----------------------------------------------------
                                               Signature(s)

                          Please mark, sign and return
                          promptly using the enclosed
                          envelope. Executors, administrators,
                          trustees, etc. should give a title
                          as such. If the signer is a
                          corporation, please sign full
                          corporate name by duly authorized
                          officer.

-------------------------------------------------------------------------------

EXHIBIT A

                                    AGREEMENT

                               AND PLAN OF MERGER

                                     BETWEEN

                               IAC HOLDINGS CORP.

                                       AND

                       INDUSTRIAL ACOUSTICS COMPANY, INC.


     Agreement and Plan of Merger (the "Agreement"), dated as of May 20, 1998, between IAC HOLDINGS CORP., a Delaware corporation ("Holdings") and INDUSTRIAL ACOUSTICS COMPANY, INC., a New York corporation (the "Company").

     WHEREAS, Holdings is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 1,000 shares of common stock, par value $.01. As of the date hereof, 1,000 shares of Common Stock of Holdings are issued and outstanding and entitled to one vote per share.

     WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of New York and has an authorized capital of 5,000,000 shares of common stock, $.10 par value (the "Common Stock"). As of the date hereof, 2,981,211 shares of Common Stock are issued and outstanding and entitled to one vote per share.

     WHEREAS, the Board of Directors of the Company has determined that (i) a merger between Holdings and the Company is fair and in the best interests of the Company and its shareholders and (ii) among other things, the business purpose in effecting such a merger is to ultimately increase the value of the Company and improve its management structure.

     WHEREAS, notwithstanding anything contained herein to the contrary, at any time prior to filing a certificate of merger with the Secretary of State of New York, the plan of merger may be abandoned by the Board of Directors of the Company or Holdings.

     WHEREAS, the respective Boards of Directors of Holdings and the Company and the stockholders of Holdings have approved this Agreement and have directed that this Agreement be submitted to a vote of the shareholders of the Company.

     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Holdings and the Company hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                     MERGER


     1.1 Merger. Subject to the terms and conditions of this agreement, Holdings shall be merged with and into the Company in accordance with the New York Business Corporation Law (the "NYBCL") and the General Corporation Law of the State of Delaware (the "DGCL") (the "Merger").

     The separate existence of Holdings shall cease, and the Company shall be the surviving corporation and continue its corporate existence under the laws of the State of New York. Thereafter, without further action, the Company shall succeed, insofar as permitted by law, to all the rights, assets, privileges, franchises, liabilities and obligations of Holdings.

     1.2 Filing and Effectiveness. The Merger shall become effective upon the completion of the following actions:

     (a) This Agreement and the Merger shall have been approved by the shareholders of the Company in accordance with the provisions of the NYBCL;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

     (c) An executed Certificate of Merger, in the form attached hereto as Exhibit A, meeting the requirements of the DGCL or an executed counterpart of this Agreement shall have been filed with the Secretary of State of Delaware; and

     (d) An executed Certificate of Merger, in the form attached hereto as Exhibit B, meeting the requirements of the NYBCL shall have been filed with the Secretary of State of New York.

     (e) Holdings shall have the funds necessary, or shall have arranged to borrow the funds on terms reasonably acceptable to its Board of Directors, to pay the Merger Consideration (as defined herein).

     The date and time when the Merger shall become effective, as set forth above, is hereinafter referred to as the "Effective Date."

     1.3 Certificate of Incorporation. The Certificate of Incorporation of the Company, attached hereto as Exhibit C, in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Company until duly amended in accordance with the provisions thereof and applicable law, and the name of the surviving Corporation shall be Industrial Acoustics Company, Inc.

     1.4 By-laws. The By-laws of the Company in effect immediately prior to the Effective Date shall continue in full force and effect as the By-laws of the Company until duly amended in accordance with the provisions thereof and applicable law.

     1.5 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Date shall continue as the directors and officers of the Company until their successors shall have been elected or until otherwise provided by law, the Certificate of Incorporation of the Company or the By-laws of the Company.

     1.6 Effect of Merger. Upon the Effective Date, the separate existence of Holdings shall cease and the Company, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, shall be subject to all actions previously taken by its Board of Directors and shall succeed, without other transfer, to all of the assets, rights, powers and property of Holdings in the manner and as more fully set forth in Section 259 of the DGCL, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date and succeed, without other transfer, to all of the debts, liabilities and obligations of Hold-ings in the same manner as if the Company had incurred them, all as more fully provided under the applicable provisions of the DGCL and the NYBCL.


                                   ARTICLE II

                          MANNER OF CONVERSION OF STOCK


     2.1 Outstanding stock of the Company. Upon the Effective Date, by virtue of the Merger, each share of Common Stock outstanding immediately prior thereto (other than Common Stock held by Holdings and Common Stock held by the Company as treasury stock) shall be converted into the right to receive $11.00 per share in cash (the "Merger Consideration"), upon surrender of the stock certificates representing such Common Stock in accordance with Section 2.2 herein, with any fractional shares issuable to a registered owner of Common Stock in the aggregate to be rounded up to the nearest whole share.

     Each outstanding share of Common Stock owned by Holdings or held by the Company as treasury stock will be cancelled.

     2.2 Stock Certificates. (a) After the Effective Date, each holder of a certificate(s) formerly evidencing Common Stock which has been converted into the right to receive the Merger Consideration, upon surrender of the same to an ex-change agent appointed by the Company (the "Exchange Agent"), shall be entitled to receive the Merger Consideration.

     (b) Promptly after the Effective Date, the Exchange Agent shall send a notice and a transmittal form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates formerly representing Common Stock to the Exchange Agent (subject to Section 2.2(d)) to each holder of certificates formerly evidencing Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificates for exchange into the Merger Consideration. The notice and transmittal form provided for in this Section 2.2(b) shall be sent by the Exchange Agent to the address for each holder of Common Stock contained in the stock record books of the Company promptly after the Effective Date. Each holder of certificates formerly evidencing Common Stock, upon proper surrender thereof to the Exchange Agent together and in accordance with such transmittal form, shall be entitled to receive in exchange therefor the Merger Consideration. Notwithstanding the foregoing, neither the Exchange Agent nor any party shall be liable to a holder of certificates formerly evidencing Common Stock for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (c) If any portion of the Merger Consideration is to be delivered to a Person other than the Person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to such payment that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     (d) In the event any certificate theretofore representing Common Stock shall have been lost, stolen or destroyed, upon the making of an appropriate affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed, such shareholder shall be paid the Merger Consideration; provided that when the Merger Consideration is paid to such shareholder, the Board of Directors of the Company may, in its discretion and as a condition precedent to the issuance thereof, require the claiming Person to give the Company a bond or indemnification in such form and sum as the Company may reasonably direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     2.3 Outstanding Common Stock of Holdings. Upon the Effective Date, by virtue of the merger, each issued and outstanding common stock of Holdings shall be cancelled and converted into one share of Common Stock of the Company.


                                   ARTICLE III

                                     GENERAL


     3.1 Termination and Abandonment. At any time prior to the Effective Date, this Agreement may be terminated and the Merger abandoned by the Board of Directors of either Holdings or the Company if (a) approval by the shareholders of the Company specified in Article I hereof shall not have been obtained, or
(b) the respective Board of Directors of either Holdings or the Company determines that in its sole discretion the Merger does not appear to be in the best interests of either of Holdings or the Company or their respective shareholders or is otherwise not advisable.

     3.2 Amendment. This Agreement may be amended, modified, supplemented or abandoned at any time (before or after shareholder approval) prior to the Effective Date with the mutual consent of the Boards of Directors of Holdings and the Company; provided, however, that this Agreement may not be amended, modified or supplemented after it has been approved by the shareholders of the Company in any manner which, in the judgment of the Board of Directors of the Company, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

     3.3 Headings. The headings set forth herein are inserted for convenience or reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

     3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law, except to the extent that the laws of the State of Delaware require application herein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the date and year first above written.

                                  INDUSTRIAL ACOUSTICS COMPANY, INC.


                                  By: /s/ Frederic M. Oran
                                      -------------------------------------
                                      Name:   Frederic M. Oran
                                      Title:  President
Attest:


By:    /s/ Robert N. Bertrand
       ---------------------------------
       Name:   Robert N. Bertrand
       Title:  Secretary


                                   IAC HOLDINGS CORP.


                                   By:  /s/ James A. Read
                                        -----------------------------------
                                        Name:   James A. Read
                                        Title:  President


Attest:


By:    /s/ Martin P. Dineen
       ---------------------------------
       Name:   Martin P. Dineen
       Title:  Secretary